UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2026

Sky Harbour Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Tower Road, Suite 205 Westchester County Airport White Plains, NY	10604
(Address of principal executive offices)	(Zip Code)

(212) 554-5990
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKYH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SKYH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Second Amendment to Draw Down Note Purchase and Continuing Covenant Agreement

On June 29, 2026, Sky Harbour Capital II LLC (“SH Capital II”), an indirect, wholly-owned subsidiary of Sky Harbour Group Corporation (the “Company”), entered into an amendment (the “Second Amendment”) to its Draw Down Note Purchase And Continuing Covenant Agreement (the “Term Loan Facility”), among SH Capital II, the other borrowers party thereto (the “Borrowers”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent, sole bookrunner and sole lead arranger (“JPMorgan” or “Administrative Agent”). The Second Amendment amends the Term Loan Facility to permit the Company to request a borrowing not to exceed $20 million under the Term Loan Facility (the “OPF Phase II Borrowing”) for the purpose of financing or reimbursing costs incurred by Sky Harbour Opa Locka Airport LLC (the “OPF Phase II Owner”) in connection with the second phase of its construction project at Miami-Opa Locka Executive Airport (the “OPF Phase II Project”). Under the terms of the Second Amendment, the OPF Phase II Project was not added to the borrowing base of the Term Loan Facility, nor did the OPF Phase II Owner become a Borrower. Subsequently, on June 29, 2026, SH Capital II requested and borrowed the OPF Phase II Borrowing of $20 million.

The Second Amendment requires that the Company make cash contributions to one or more of the Borrowers in an aggregate amount of not less than $20 million (the “Term Loan Facility Replenishment”). The Company is permitted to utilize the cash proceeds of the Public Finance Authority Revenue Bonds (Sky Harbour Capital III LLC Aviation Facilities Project), Series 2026 (the “Series 2026 Bonds”) issued by Sky Harbour Capital III LLC (“SH Capital III”) to fulfill the requirements of the Term Loan Facility Replenishment. Pursuant to the Second Amendment the Borrowers have agreed not to create or permit a lien on the Company's hangar campus at San José Mineta International Airport or its equity interests therein, or income derived therefrom, until the Term Loan Facility Replenishment is complete.

The OPF Phase II Borrowing and the obligations under the Term Loan Facility Replenishment are also subject to the customary condition that there not be any default under the Term Loan Facility.

The Borrowers’ obligations with respect to the Term Loan Facility Replenishment have been guaranteed by the Company and by Sky Harbour Holdings II LLC.

The description of the Second Amendment is qualified in its entirety by reference to exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Second Amendment to Draw Down Note Purchase and Continuing Covenant Agreement, dated June 29, 2026, by and among Sky Harbour Capital II LLC, the other borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, sole bookrunner and sole lead arranger.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2026

SKY HARBOUR GROUP CORPORATION

By:	/s/ Tal Keinan
Name:	Tal Keinan
Title:	Chief Executive Officer